Exhibit 99.1

MarineMax Reports Fiscal 2024 Third Quarter Results

~ Posts June Quarter Revenue of $757.7 Million, Up 5% Year-over-Year ~

~ Gross Margin of 32.0% Highlights Successful Strategy of Expansion into Higher Margin Businesses ~

~ Reports Comparable Same-Store Sales Growth of 4% ~

~ Reaffirms Fiscal 2024 Financial Guidance ~

~ Hosts Earnings Conference Call at 10:00 a.m. ET Today ~

CLEARWATER, Florida, July 25, 2024 — MarineMax, Inc. (NYSE: HZO) ("MarineMax" or the "Company"), the world’s largest recreational boat, yacht and superyacht services company, today announced results for its fiscal 2024 third quarter ended June 30, 2024.

Fiscal 2024 Third Quarter Summary

•
June quarter revenue of $757.7 million
•
Same-store sales increase of 4%
•
Gross profit margin of 32.0%
•
Net income of $31.6 million, or diluted EPS of $1.37; Adjusted diluted EPS1 of $1.51
•
Adjusted EBITDA1 of $70.4 million

CEO & President Commentary

“Despite persistent retail headwinds in the third quarter, our team executed well, delivering 5% top-line growth,” stated Chief Executive Officer and President Brett McGill. “Our solid third-quarter performance in this challenging operating environment underscores the importance of our value-creation strategy, which focuses on expanding our high-margin, less cyclical revenue streams. This strategic expansion, encompassing marinas, superyacht services, and other offerings, has strengthened our gross margin profile—now consistently exceeding 30%—and enhanced our cash flow generation and balance sheet resilience. These improvements come at a crucial time, as macroeconomic softness weighs on retail boat margins industry-wide. By strategically realigning our business, we’ve better positioned ourselves to weather market fluctuations and capitalize on emerging opportunities across our diverse portfolio.

“The recent formation of our new SuperYacht Division (SYD) exemplifies our strategy to generate increasing operating and commercial synergies across our portfolio,” McGill said. “The SYD integrates the operations of Fraser Yachts, Northrop & Johnson, Fairport Yacht Management, SuperYacht Management and Atalanta Golden Yachts (AGY), streamlining the back-office functions of these businesses into a unified entity. Our expansion into superyacht services began many years ago as our existing Azimut, Galeon, and Ocean Alexander customers, and others from our retail dealership operations, migrated to increasingly larger yachts. The complexity of these vessels demanded specialized services, which our SYD companies are exceptionally well-positioned to provide.

“As part of our long-term operational improvement plan, we initiated strategic cost-cutting actions to better align our expense structure with the current operating environment and improve operating

1 This is a non-GAAP measure. See below for an explanation and quantitative reconciliation of each non-GAAP financial measure.

leverage,” McGill said. “During the fourth quarter and into fiscal 2025, we expect to see increasing cost savings from these initiatives, which will further improve our cash flows.”

Fiscal 2024 Third Quarter Results

Revenue in the fiscal 2024 third quarter increased 5% to $757.7 million from $721.8 million in the comparable period last year. The top-line growth was primarily driven by an increase in boat sales. On a comparable same-store basis, revenue increased 4%, reflecting higher new and used boat revenue as well as other areas of the Company’s Retail Operations segment, which includes marina, parts, finance and insurance, Super Yachts Group and Charter.

Gross profit decreased 1.0% to $242.1 million from $243.8 million in the prior-year period. Gross profit margin of 32.0% decreased 180 basis points from 33.8% in the comparable period last year, reflecting a higher level of promotional activity to drive boat sales in the face of challenging retail operating conditions.

Selling, general, and administrative (SG&A) expenses totaled $181.1 million, or 23.9% of revenue, in the third quarter, compared with $169.2 million, or 23.4% of revenue, for the comparable period last year. Excluding transaction and other costs, intangible amortization, changes in contingent consideration, weather events, and restructuring expense in the 2024 and 2023 period, Adjusted SG&A2 increased $10.3 million, or 6.2%, from the same period in fiscal 2023. This increase partly reflected restructuring expenses and new locations such as AGY, C&C Boat Works and Williams Jet Tenders, which were added since the beginning of the fiscal 2023 third quarter.

Interest expense was $18.2 million, or 2.4% of revenue in the third quarter, compared with $14.8 million, or 2.1% of revenue in the prior-year period, reflecting higher interest rates and increased inventory compared with the third quarter of fiscal 2023.

Net income in the third quarter was $31.6 million, or $1.37 per diluted share, compared with net income of $44.4 million, or $1.98 per diluted share, in the same period last year. Adjusted net income1 in the third quarter was $34.8 million, or $1.51 per diluted share, compared with $46.5 million, or $2.07 per diluted share, in the prior-year period. Adjusted EBITDA1 for the quarter ended June 30, 2024, was $70.4 million, compared with $83.5 million for the comparable period last year.

2 This is a non-GAAP measure. Adjusted SG&A represents SG&A adjusted for transaction and other costs, intangible amortization, change in fair value of contingent consideration, weather events, and restructuring expense. See below in the Adjusted diluted EPS table for the excluded amounts for both periods.

Fiscal 2024 Guidance

Based on results to date, current business conditions, retail trends and other factors, the Company reaffirms its fiscal year 2024 Adjusted net income1,3, guidance range of $2.20 to $3.20 per diluted share. The Company also reaffirms its fiscal year 2024 Adjusted EBITDA1,3 guidance range of $155 million to $190 million. These expectations do not consider or give effect for, among other things, material acquisitions that may be completed by the Company during fiscal 2024 or other unforeseen events, including changes in global economic conditions.

Conference Call Information

MarineMax will discuss its fiscal 2024 third quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website: www.marinemax.com, or by dialing 844-825-9789 (U.S. and Canada) or 412-317-5180 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest lifestyle retailer of recreational boats and yachts, as well as yacht concierge and superyacht services, MarineMax (NYSE: HZO) is United by Water. We have over 125 locations worldwide, including over 75 dealerships and 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts and motor yachts; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward-Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the Company’s value-creation strategy, the Company’s positioning with respect to market fluctuations and emerging opportunities, the expected annualized cost savings of the Company’s cost-cutting initiatives, anticipated operating efficiency resulting from the formation of the SuperYacht Division, and the Company’s fiscal 2024 guidance. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the performance and integration of the businesses, general economic conditions, as well as those within the Company's industry, the liquidity and strength of our bank group partners, the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2023 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3 See “Non-GAAP Financial Measures” below for a discussion of why reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.

Contacts
Mike McLamb
Chief Financial Officer
727-531-1700

Scott Solomon
Sharon Merrill Advisors
857-383-2409
HZO@investorrelations.com

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$757,720	$721,844	$1,867,886	$1,800,111
Cost of sales	515,621	478,036	1,259,885	1,168,497
Gross profit	242,099	243,808	608,001	631,614

Selling, general, and administrative expenses	181,072	169,227	506,574	465,128
Income from operations	61,027	74,581	101,427	166,486

Interest expense	18,229	14,798	55,968	37,562
Income before income tax provision	42,798	59,783	45,459	128,924

Income tax provision	11,085	15,455	11,452	34,685
Net income	31,713	44,328	34,007	94,239

Less: Net income (loss) attributable to non-controlling interests	163	(88)	(60)	98
Net income attributable to MarineMax, Inc.	$31,550	$44,416	$34,067	$94,141

Basic net income per common share	$1.42	$2.03	$1.53	$4.31

Diluted net income per common share	$1.37	$1.98	$1.48	$4.22

Weighted average number of common shares used in computing net income per common share:

Basic	22,268,758	21,885,400	22,254,619	21,831,350
Diluted	23,049,097	22,427,443	22,952,234	22,321,269

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,	June 30,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$242,424	$226,134
Accounts receivable, net	105,258	95,018
Inventories	880,419	739,114
Prepaid expenses and other current assets	33,101	24,881
Total current assets	1,261,202	1,085,147
Property and equipment, net	533,943	521,637
Operating lease right-of-use assets, net	138,600	135,452
Goodwill	589,949	562,277
Other intangible assets, net	38,380	40,968
Other long-term assets	31,591	34,814
Total assets	$2,593,665	$2,380,295
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$45,578	$47,202
Contract liabilities (customer deposits)	66,791	97,785
Accrued expenses	196,987	118,576
Short-term borrowings	701,185	514,023
Current maturities on long-term debt	33,766	32,409
Current operating lease liabilities	10,135	9,967
Total current liabilities	1,054,442	819,962
Long-term debt, net of current maturities	364,138	399,229
Noncurrent operating lease liabilities	125,343	119,759
Deferred tax liabilities, net	59,210	54,449
Other long-term liabilities	13,598	84,539
Total liabilities	1,616,731	1,477,938
SHAREHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	30	29
Additional paid-in capital	342,218	320,383
Accumulated other comprehensive income	2,084	3,245
Retained earnings	774,016	724,808
Treasury stock	(150,797)	(148,656)
Total shareholders’ equity attributable to MarineMax, Inc.	967,551	899,809
Non-controlling interests	9,383	2,548
Total shareholders’ equity	976,934	902,357
Total liabilities and shareholders’ equity	$2,593,665	$2,380,295

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Retail Operations	$752,171	$709,307	$1,855,433	$1,770,565
Product Manufacturing	38,062	51,884	124,372	164,959
Elimination of intersegment revenue	(32,513)	(39,347)	(111,919)	(135,413)
Revenue	$757,720	$721,844	$1,867,886	$1,800,111
Income from operations:
Retail Operations	$58,733	$68,050	$94,204	$158,514
Product Manufacturing	(548)	5,089	2,508	17,834
Intersegment adjustments	2,842	1,442	4,715	(9,862)
Income from operations	$61,027	$74,581	$101,427	$166,486

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income attributable to MarineMax, Inc.	$31,550	$44,416	$34,067	$94,141
Transaction and other costs (1)	1,127	111	4,352	6,227
Intangible amortization (2)	1,428	1,925	4,592	5,524
Change in fair value of contingent consideration (3)	1,225	1,211	2,392	3,441
Weather (recoveries) expenses	(556)	(452)	142	(644)
Gain on acquisition of equity investment (4)	—	—	—	(5,129)
Restructuring expense (5)	1,110	—	1,110	—
Tax adjustments for items noted above (6)	(1,123)	(724)	(3,172)	(2,534)
Adjusted net income attributable to MarineMax, Inc.	$34,761	$46,487	$43,483	$101,026

Diluted net income per common share	$1.37	$1.98	$1.48	$4.22
Transaction and other costs (1)	0.05	—	0.19	0.28
Intangible amortization (2)	0.06	0.09	0.20	0.25
Change in fair value of contingent consideration (3)	0.05	0.05	0.10	0.15
Weather (recoveries) expenses	(0.02)	(0.02)	0.01	(0.03)
Gain on acquisition of equity investment (4)	—	—	—	(0.23)
Restructuring expense (5)	0.05	—	0.05	—
Tax adjustments for items noted above (6)	(0.05)	(0.03)	(0.14)	(0.11)
Adjusted diluted net income per common share	$1.51	$2.07	$1.89	$4.53

(1) Transaction and other costs relate to acquisition transaction, integration, and other costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents expenses to record contingent consideration liabilities at fair value.

(4) Represents gain on a previously held equity investment upon acquisition of the entire business.

(5) Represents expenses incurred as a result of restructuring and store closings.

(6) Adjustments for taxes for items are calculated based on the effective tax rate for each respective period presented.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income attributable to MarineMax, Inc.	$31,550	$44,416	$34,067	$94,141
Interest expense (excluding floor plan)	7,508	7,485	22,786	20,669
Income tax provision	11,085	15,455	11,452	34,685
Depreciation and amortization	11,192	9,419	33,087	27,391
Stock-based compensation expense	6,080	5,490	17,483	15,703
Transaction and other costs	1,127	111	4,352	6,227
Gain on acquisition of equity investment	—	—	—	(5,129)
Change in fair value of contingent consideration	1,225	1,211	2,392	3,441
Restructuring expense	1,110	—	1,110	—
Weather (recoveries) expenses	(556)	(452)	142	(644)
Foreign currency	73	352	(235)	(2,451)
Adjusted EBITDA	$70,394	$83,487	$126,636	$194,033

Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net income”, “Adjusted diluted EPS”, “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (“Adjusted EBITDA”) and “Adjusted SG&A”, which are non-GAAP financial measures as defined under applicable securities legislation. In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2024 Adjusted earnings and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration, acquisition costs, and other costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted earnings and Adjusted EBITDA are not available without unreasonable effort.